Exhibit 99.1

NEWS RELEASE FOR IMMEDIATE RELEASE

GENERAL GROWTH PROPERTIES, INC. REPORTS

SECOND QUARTER 2011 RESULTS

Chicago, Illinois, August 2, 2011 -- General Growth Properties, Inc. (NYSE: GGP) (“GGP” or the “Company”) today reported financial and operating results for the quarter ended June 30, 2011.

The Company reported Core Funds From Operations of $199.6 million, or $0.20 per diluted share, for the second quarter of 2011, compared to $206.1 million, or $0.63 per diluted share, for the same period a year earlier. The change was primarily attributable to lower lease termination income during the current quarter and certain other adjustments in the current and prior year period, offset by lower interest expense.

Net loss attributable to common stockholders for the second quarter of 2011 was $203.0 million, or $0.22 per diluted share, compared to a net loss of $117.5 million, or $0.37 per diluted share, for the second quarter of 2010.  Contributing to this change was a $58.9 million charge recorded in the second quarter of 2011 related to the finalization of default interest on certain restructured loans.

Sandeep Mathrani, GGP’s chief executive officer commented, “As we conclude the mid-point of the year, I am pleased with the progress we have made towards strengthening the balance sheet, streamlining the portfolio, reinvigorating our leasing efforts and rightsizing the organization.”  Mr. Mathrani added, “Our recently announced plan to spin-off Rouse, a 30-mall portfolio, to GGP stockholders will enable us to efficiently achieve our strategic objective to focus on our core mall portfolio, which generates comparable tenant sales approaching $500 per square foot.”

Operational Highlights

•          Comparable tenant sales increased 8.4% during the second quarter, to $465 per square foot, on a trailing 12 month basis.

•            Regional mall percentage leased increased 90 basis points to 92.5% at June 30, 2011 compared to the prior year.

•            The average rental rate on leases signed during the six months ended June 30, 2011 was 9.1% higher than rents expiring during the same period.  The average rental rate on leases commencing during the six months ended June 30, 2011 was 2.0% higher than rents expiring during the same period.

•            Core NOI for the six months ended June 30, 2011, excluding lease termination income, increased 0.8% compared to the same period last year.  Core NOI excluding lease termination income and Rouse increased 1.3% for the same period.

Capital Markets Activity

•            During the quarter, completed the refinancing of 11 malls representing $2.2 billion of new fixed-rate mortgages ($2.1 billion at GGP’s share) at a weighted average interest rate of 5.31% and an average term of ten years.  The new loans generated proceeds in excess of in-place financing of approximately $579 million to GGP, extended the term to maturity by 6.0 years and lowered the average interest rate by 55 basis points.  GGP has closed on $2.5 billion of new financing since the beginning of 2011 and $3.3 billion since July 2010.

•            Repaid $245 million of corporate debt in advance of its contractual maturity, which had an interest rate of 5.95%.

•            Repaid nine property level mortgages totaling $255 million with a weighted average interest rate of 6.52%.

•            Bought back $487.9 million of GGP common stock at an average purchase price of $15.95 per share.

•            As of June 30, 2011, the Company had $1.3 billion of liquidity, comprised of unrestricted cash and undrawn capacity on the Company’s facility.

MEDIA CONTACT:	INVESTOR CONTACT:
David Keating	Andrew Joa
Vice President of Corporate Communications	Vice President, Investor Relations
(312) 960-6325	(312) 960-5770
david.keating@ggp.com	andrew.joa@ggp.com

Acquisition and Disposition Activity

•            Closed on the sale of GGP’s 1/3 ownership interests in Arrowhead Towne Center and Superstition Springs Mall, both located in the Phoenix market, to Macerich in exchange for six big-box anchor locations and $75 million in net cash proceeds to GGP.

•            Closed on the sale of Gateway Crossing in Bountiful, Utah for $22.5 million.

Rouse Properties, Inc. Spin-Off

•            On August 1, 2011, the Company announced its Board of Directors has approved a plan to spin-off a 30-mall portfolio, totaling 21.1 million square feet, to holders of GGP common stock in the form of a taxable special dividend. The dividend is expected to be comprised of common stock in Rouse Properties, Inc. (“Rouse”), a recently formed company to which GGP plans to transfer the portfolio.  This distribution is expected to be made on a pro rata basis to holders of GGP common stock as of the dividend record date.  Rouse is expected to qualify as a Real Estate Investment Trust (“REIT”) and be listed on the New York Stock Exchange.

COMMON SHARE DIVIDEND

•            On July 29, 2011, the Board of Directors of the Company declared a quarterly common share dividend of $0.10 to shareholders of record at the close of business on October 14, 2011, payable on October 31, 2011.

INVESTOR CONFERENCE CALL

The Company will host a conference call on Tuesday, August 2, 2011 at 1:00 p.m. Eastern time / 12:00 p.m. Central time to discuss second quarter earnings and other related matters that may be of interest to investors and analysts.  Scheduled speakers are Sandeep Mathrani, Chief Executive Officer and Steve Douglas, Chief Financial Officer.

To access the conference call, please dial (877) 845-1018 (Domestic) or (707) 287–9345 (International).  A live audio webcast of the call will also be available in the Investor Relations section of the Company’s website at www.ggp.com.

SUPPLEMENTAL INFORMATION

A copy of General Growth’s quarterly Supplemental Information package is available in the Investor Relations section of the Company’s website at www.ggp.com.

# # #

MEDIA CONTACT:	INVESTOR CONTACT:
David Keating	Andrew Joa
Vice President of Corporate Communications	Vice President, Investor Relations
(312) 960-6325	(312) 960-5770
david.keating@ggp.com	andrew.joa@ggp.com

NON-GAAP SUPPLEMENTAL FINANCIAL MEASURES AND DEFINITIONS

REAL ESTATE PROPERTY NET OPERATING INCOME (NOI) AND CORE NOI

The Company believes NOI is a useful supplemental measure of the Company’s operating performance.  The Company defines NOI as operating revenues (rental income, tenant recoveries and other income) less property and related expenses (real estate taxes, property maintenance costs, marketing, other property expenses and provision for doubtful accounts).  NOI has been reflected on a proportionate basis (at the Company’s ownership share).  Other REITs may use different methodologies for calculating NOI, and accordingly, the Company’s NOI may not be comparable to other REITs.  Because NOI excludes general and administrative expenses, interest expense, retail investment property impairment or non-recoverable development costs, depreciation and amortization, gains and losses from property dispositions, allocations to non-controlling interests, reorganization items, strategic initiatives, provision for income taxes, discontinued operations and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact on operations from trends in occupancy rates, rental rates and operating costs.  This measure provides an operating perspective not immediately apparent from GAAP operating or net income (loss) attributable to common stockholders. The Company uses NOI to evaluate its operating performance on a property-by-property basis because NOI allows the Company to evaluate the impact that factors such as lease structure, lease rates and tenant base, which vary by property, have on the Company’s operating results, gross margins and investment returns.

In addition, management believes NOI provides useful information to the investment community about the Company’s operating performance.  However, due to the exclusions noted above, NOI should only be used as an alternative measure of the Company’s financial performance.

CORE NOI excludes the NOI impacts of non-cash and certain non-comparable items such as straight-line rent and intangible asset and liability amortization resulting from acquisition accounting.  We present Core NOI, and Core EBITDA and Core FFO as below, as we believe certain investors and other users of our financial information use them as measures of the Company’s historical operating performance.

EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (EBITDA) AND CORE EBITDA

EBITDA is defined as net income (loss) attributable to common stockholders, adjusted to exclude interest expense net of interest income, Permanent Warrant expense, income tax provision (benefit), discontinued operations, allocations to non-controlling interests, depreciation and amortization.  “Core EBITDA” comprises EBITDA as defined immediately above and excludes certain non-cash and certain non-recurring items such as our Core NOI adjustments described above, provisions for impairment, emergence reorganization items, strategic initiatives and certain management and administration costs.

FUNDS FROM OPERATIONS (“FFO”) AND CORE FFO

The Company, consistent with real estate industry and investment community preferences, uses FFO as a supplemental measure of operating performance for a Real Estate Investment Trust (REIT).  The National Association of Real Estate Investment Trusts (NAREIT) defines FFO as net income (loss) attributable to common stockholders (computed in accordance with Generally Accepted Accounting Principles (GAAP)), excluding gains (or losses) from cumulative effects of accounting changes, extraordinary items and sales of properties, plus real estate related depreciation and amortization and including adjustments for unconsolidated partnerships and joint ventures.

The Company considers FFO a supplemental measure for equity REITs and a complement to GAAP measures because it facilitates an understanding of the operating performance of the Company’s properties.  FFO does not give effect to real estate depreciation and amortization since these amounts are computed to allocate the cost of a property over its useful life.  Since values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, the Company believes that FFO provides investors with a clearer view of the Company’s operating performance.   As with our presentation of Core NOI and Core EBITDA, Core FFO excludes from FFO certain items that are non-cash and certain non-comparable items such as our Core NOI adjustments, Core EBITDA adjustments, and FFO items such as FFO from discontinued operations, Permanent Warrant expense, and interest expense on debt repaid or settled, all as a result of our emergence, acquisition accounting and other capital contribution or restructuring events.

RECONCILIATIONS OF NON-GAAP SUPPLEMENTAL FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

In order to provide a better understanding of the relationship between our non-GAAP Supplemental Financial measures of NOI, Core NOI, EBITDA, Core EBITDA, FFO and Core FFO, reconciliations have been provided as follows: a reconciliation of NOI and Core NOI to GAAP Operating Income (loss); a reconciliation of EBITDA and Core EBITDA to GAAP net income, a reconciliation of Core FFO and FFO to GAAP net income (loss) attributable to common stockholders has been provided.  None of our non-GAAP Supplemental Financial measures represents cash flow from operating activities in accordance with GAAP, none should be considered as an alternative to GAAP net income (loss) attributable to common stockholders and none are necessarily indicative of cash available to fund cash needs.  In addition, the Company has presented such financial measures on a consolidated and unconsolidated basis (at the Company’s ownership share) as the Company believes that given the significance of the Company’s operations that are owned through investments accounted for on the equity method of accounting, the detail of the operations of the Company’s unconsolidated properties provides important insights into the income and FFO produced by such investments for the Company as a whole.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements.  Actual results may differ materially from the results suggested by these forward-looking statements, for a number of reasons, including, but not limited to, our ability to refinance, extend, restructure or repay our remaining debt (including that of our Unconsolidated Real Estate Affiliates) with maturities in the short to intermediate term, our ability to raise capital through equity issuances, asset sales or the incurrence of new debt, retail and credit market conditions, impairments, our liquidity demands and retail and economic conditions. Readers are referred to the documents filed by General Growth Properties, Inc. with the Securities and Exchange Commission, which further identify the important risk factors that could cause actual results to differ materially from the forward-looking statements in this release.  The Company disclaims any obligation to update any forward-looking statements.

ABOUT GGP
GGP is one of the nation’s largest shopping center owners. GGP has ownership and management interest in 166 regional and super regional shopping malls in 43 states. The company portfolio totals 169 million square feet of space. A publicly-traded real estate investment trust (REIT), GGP is listed on the New York Stock Exchange under the symbol GGP.

MEDIA CONTACT:	INVESTOR CONTACT:
David Keating	Andrew Joa
Vice President of Corporate Communications	Vice President, Investor Relations
(312) 960-6325	(312) 960-5770
david.keating@ggp.com	andrew.joa@ggp.com

FINANCIAL OVERVIEW

Consolidated Statements of Income (1)

(in thousands, except per share)

	Three Months Ended		Six Months Ended
	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010
Revenues:
Minimum rents	$430,328	$441,617	$869,043	$891,276
Tenant recoveries	194,922	202,287	395,804	402,271
Overage rents	6,464	6,602	18,268	15,969
Management fees and other corporate revenues	14,235	16,016	29,588	33,988
Other	17,290	18,302	34,324	36,695
Total revenues	663,239	684,824	1,347,027	1,380,199
Expenses:
Real estate taxes	66,925	63,844	132,130	128,864
Property maintenance costs	26,018	23,978	59,032	55,004
Marketing	6,964	5,640	14,172	12,406
Other property operating costs	111,191	109,067	219,358	220,661
Provision for doubtful accounts	1,711	3,213	1,788	8,746
Property management and other costs	44,785	49,239	92,537	83,705
General and administrative (2)	2,411	5,210	3,157	13,320
Provisions for impairment	—	—	—	11,057
Depreciation and amortization	248,547	164,018	496,735	327,775
Total expenses	508,552	424,209	1,018,909	861,538
Operating income	154,687	260,615	328,118	518,661
Interest income	560	182	1,240	752
Interest expense	(253,158)	(323,652)	(491,292)	(651,311)
Warrant adjustment	(94,769)	—	(18,321)	—
Loss before income taxes, equity in (loss) income of Unconsolidated Real Estate Affiliates, reorganization items and noncontrolling interests	(192,680)	(62,855)	(180,255)	(131,898)
Provision for income taxes	(1,027)	(3,292)	(4,216)	(5,223)
Equity in (loss) income of Unconsolidated Real Estate Affiliates	(9,433)	13,221	(12,366)	45,480
Reorganization items	—	(69,845)	—	(26,988)
Loss from continuing operations	(203,140)	(122,771)	(196,837)	(118,629)
Discontinued operations	1,011	5,216	1,745	56,865
Net loss	(202,129)	(117,555)	(195,092)	(61,764)
Allocation to noncontrolling interests	(919)	28	(2,292)	(4,108)
Net loss attributable to common stockholders	$(203,048)	$(117,527)	$(197,384)	$(65,872)
Basic and Diluted (Loss) Earnings Per Share:
Continuing operations	$(0.22)	$(0.39)	$(0.21)	$(0.39)
Discontinued operations	—	0.02	—	0.18
Total basic and diluted (loss) earnings per share	$(0.22)	$(0.37)	$(0.21)	$(0.21)

(1)  Amounts presented in accordance with GAAP.

(2)  The three and six months ended June 30, 2011 includes bankruptcy related items, including previously accrued bankruptcy costs, other gains on settlements, legal fees and professional fees.

FINANCIAL OVERVIEW

Consolidated Balance Sheets (1)

(in thousands)

	June 30, 2011	December 31, 2010
Assets:
Investment in real estate:
Land	$4,683,115	$4,722,674
Buildings and equipment	20,139,908	20,300,355
Less accumulated depreciation	(585,338)	(129,794)
Developments in progress	131,629	117,137
Net property and equipment	24,369,314	25,010,372
Investment in and loans to/from Unconsolidated Real Estate Affiliates	3,048,438	3,153,698
Net investment in real estate	27,417,752	28,164,070
Cash and cash equivalents	585,548	1,021,311
Accounts and notes receivable, net	156,456	114,099
Deferred expenses, net	171,124	175,669
Prepaid expenses and other assets	2,004,628	2,300,452
Assets held for disposition	436,361	591,778
Total Assets	$30,771,869	$32,367,379

Liabilities:
Mortgages, notes and loans payable	$17,556,540	$17,841,757
Deferred tax liabilities	24,587	36,463
Tax indemnification liability	303,750	303,750
Accounts payable and accrued expenses	1,650,832	1,931,970
Junior Subordinated Notes	206,200	206,200
Warrant liability	1,059,325	1,041,004
Liabilities held for disposition	349,403	592,122
Total Liabilities	21,150,637	21,953,266
Redeemable noncontrolling interests:
Preferred	120,756	120,756
Common	114,999	111,608
Total Redeemable Noncontrolling Interests	235,755	232,364
Equity:
Total stockholders’ equity	9,287,656	10,079,102
Noncontrolling interests in consolidated real estate affiliates	97,821	102,647
Total Equity	9,385,477	10,181,749
Total Liabilities and Equity	$30,771,869	$32,367,379

(1)  Presented in accordance with GAAP.

Proportionate Financial Schedules

FINANCIAL OVERVIEW

Reconciliation of Core NOI, Core EBITDA, and Core FFO, at share

(in thousands, except per share)

	Three Months Ended		Six Months Ended
	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010
NOI	$516,164	$552,364	$1,060,634	$1,099,111
Core NOI adjustments:
Straight-line rent (1)	(28,106)	(10,454)	(62,325)	(22,455)
Above- and below-market tenant leases, net (1)	37,827	(2,090)	70,726	(3,584)
Above- and below-market ground rent expense, net (1)	1,712	1,601	3,329	3,091
Total Core NOI adjustments	11,433	(10,943)	11,730	(22,948)
Core NOI	$527,597	$541,421	$1,072,364	$1,076,163

EBITDA	$473,435	$438,594	$976,886	$984,817
Core NOI adjustments	11,433	(10,943)	11,730	(22,948)
Above- and below-market building rent, net (1)	(424)	—	(848)	—
Provisions for impairment	—	—	—	11,057
Reorganization items (2)	—	69,845	—	26,988
Management and administrative costs, net	(9,960)	(2,534)	(19,499)	(3,726)
Total Core EBITDA adjustments	1,049	56,368	(8,617)	11,371
Core EBITDA	$474,484	$494,962	$968,269	$996,188

FFO	$93,776	$124,507	$399,854	$372,368
Core EBITDA adjustments	1,049	56,368	(8,617)	11,371
FFO from discontinued operations	(6,910)	(53,889)	(11,439)	(122,831)
Default interest	58,948	—	61,066	—
Interest expense relating to extinguished debt	3,322	66,528	6,968	133,208
Write-off of mark-to-market adjustments on extinguished debt	(44,818)	—	(44,818)	—
Debt extinguishment expenses	1,591	—	1,600	—
Mark-to-market adjustments on debt	(3,246)	9,174	(7,438)	20,807
Warrant adjustment	94,769	—	18,321	—
Provision for income taxes	1,113	3,402	4,396	5,043
Total FFO adjustments	105,818	81,583	20,039	47,598
Core FFO	$199,594	$206,090	$419,893	$419,966
Core FFO per share - diluted	$0.20	$0.63	$0.42	$1.29

(1)	These items were impacted by the effects of acquisition accounting as of November 9, 2010.
(2)

Reorganization items reflect bankruptcy-related activity, including gains/losses on liabilities subject to compromise, interest income, U.S. Trustee fees, and other restructuring costs incurred during the Chapter 11 cases from April 16, 2009 to November 9, 2010.

FINANCIAL OVERVIEW

Reconciliation of Non-GAAP to GAAP Financial Measures

(in thousands)

	Three Months Ended		Six Months Ended
	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010
Reconciliation of NOI to GAAP Operating Income
NOI:
Pro Rata basis	$516,164	$552,364	$1,060,634	$1,099,111
Unconsolidated Properties	(83,106)	(91,465)	(175,743)	(184,604)
Consolidated Properties	433,058	460,899	884,891	914,507
Management fees and other corporate revenues	14,235	16,016	29,588	33,988
Property management and other costs	(44,785)	(49,239)	(92,537)	(83,705)
General and administrative	(2,411)	(5,210)	(3,157)	(13,320)
Provisions for impairment	—	—	—	(11,057)
Depreciation and amortization	(248,547)	(164,018)	(496,735)	(327,774)
Noncontrolling interest in NOI of Consolidated Properties	3,137	2,167	6,068	6,022
Operating income	$154,687	$260,615	$328,118	$518,661

Reconciliation of EBITDA to GAAP Net Loss Attributable to Common Stockholders
EBITDA:
Pro Rata basis	$473,435	$438,594	$976,886	$984,817
Unconsolidated Properties	(75,674)	(88,308)	(162,772)	(176,063)
Consolidated Properties	397,761	350,286	814,114	808,754
Preferred unit distributions	2,336	2,335	4,671	4,671
Depreciation and amortization	(248,547)	(164,018)	(496,735)	(327,774)
Noncontrolling interest in NOI of Consolidated Properties	3,137	2,167	6,068	6,022
Interest income	560	182	1,240	752
Interest expense	(253,158)	(323,652)	(491,292)	(651,311)
Warrant adjustment	(94,769)	—	(18,321)	—
Provision for income taxes	(1,027)	(3,292)	(4,216)	(5,223)
Equity in (loss) income of Unconsolidated Real Estate Affiliates	(9,433)	13,221	(12,366)	45,480
Discontinued operations	1,011	5,216	1,745	56,865
Allocation to noncontrolling interests	(919)	28	(2,292)	(4,108)
Net loss attributable to common stockholders	$(203,048)	$(117,527)	$(197,384)	$(65,872)

Reconciliation of FFO to GAAP Net Loss Attributable to Common Stockholders
FFO:
Pro Rata basis	$93,776	$124,507	$399,854	$372,368
Unconsolidated Properties	—	—	—	—
Consolidated Properties	93,776	124,507	399,854	372,368
Depreciation and amortization of capitalized real estate costs	(296,085)	(196,208)	(595,751)	(392,472)
Gain on sales of investment properties	(791)	(35,563)	2,625	(19,443)
Noncontrolling interests in depreciation of Consolidated Properties	1,627	819	4,014	1,962
Redeemable noncontrolling interests	1,464	2,700	1,424	1,512
Depreciation and amortization of discontinued operations	(3,039)	(13,782)	(9,550)	(29,799)
Net loss attributable to common stockholders	$(203,048)	$(117,527)	$(197,384)	$(65,872)

Reconciliation of Equity in NOI of Unconsolidated Properties to GAAP Equity in (Loss) Income of Unconsolidated Real Estate Affiliates
Equity in Unconsolidated Properties:
NOI	$83,106	$91,465	$175,743	$184,604
Net property management fees and costs	(3,799)	(3,361)	(8,120)	(8,383)
Net interest expense	(38,737)	(39,765)	(77,283)	(77,261)
General and administrative, provisions for impairment,
income taxes and noncontrolling interest in FFO	(3,697)	114	(4,987)	61
FFO of discontinued Unconsolidated Properties	2,249	41,282	1,814	46,753
FFO of Unconsolidated Properties	39,122	89,735	87,167	145,774
Depreciation and amortization of capitalized real estate costs	(48,477)	(37,271)	(102,750)	(74,828)
Other, including gain on sales of investment properties	(78)	(39,243)	3,217	(25,466)
Equity in (loss) income of Unconsolidated Real Estate Affiliates	$(9,433)	$13,221	$(12,366)	$45,480